SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  June 8, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 5.       Other Events.

     On June 8, 2004, Fleetwood Enterprises, Inc. announced that it has completed its call for the redemption of the 9.5% convertible trust II preferred securities. A press release describing the completion of the redemption is attached as Exhibit 99.1 hereto.

Item 7.      Exhibits.

(c) Exhibits.  The following exhibit is being furnished herewith:

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. issued June 8,
                2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  June 8, 2004                By:   /s/  Boyd R. Plowman
                                        --------------------------
                                          Boyd R. Plowman
                                          Executive Vice President-Chief
                                          Financial Officer

                                                    Exhibit 99.1

               FLEETWOOD COMPLETES ITS CALL FOR REDEMPTION
             OF 9.5% CONVERTIBLE TRUST II PREFERRED SECURITIES

Riverside, Calif., June 8, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, announced today the successful completion of its call for the redemption of $38 million in aggregate liquidation amount of 9.5% Convertible Trust II Preferred Securities.

Of the 1,725,000 shares of Trust II preferred outstanding (liquidation amount $22 per security), 943,935 units were redeemed on June 4 at $22 per unit, plus a redemption premium of 6.333%, plus accrued and unpaid distributions, for a total cash disbursement by the Company of approximately $22 million. The remaining 781,065 units, including a number that were tendered to the Company in privately negotiated transactions, were converted by the holders into an aggregate of approximately 1,368,100 shares of common stock.

"The elimination of the last of our 9.5% convertible trust preferred securities is a landmark event for Fleetwood," said Boyd R. Plowman, executive vice president and chief financial officer. "With this transaction and the previously announced conversion of the Trust III convertible trust preferred securities, we have reduced our annual interest charges by $17.9 million. Although we paid cash for some of the securities in the current transaction, we believe the reduction in our fully diluted share count resulting from the cash redemptions makes this every bit as successful as the Trust III transaction, where virtually all the trust preferred shares were converted into equity. At the end of the day, our cash position and overall liquidity remain strong, our shareholders' equity is improved and the elimination of the interest charges provides a lift to our income statement."

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer high value to our customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.
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